UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2011

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Appointment of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 11, 2011, James Woodward left his position as Senior Vice President / Finance and Chief Financial Officer of Accuride Corporation (the “Company”).  The Company has agreed to treat Mr. Woodward’s resignation as a separation for “Good Reason” outside of a “Protection Period” under Mr. Woodward’s Severance and Retention Agreement, which is in the form of the Form Severance and Retention Agreement (Tier II Executives) previously filed as an exhibit to Form 10-Q on May 15, 2010.  In addition to the severance payable under, and subject to the terms of, such agreement, the Company also agreed that Mr. Woodward will receive outplacement services.  Pursuant to his Severance and Retention Agreement, Mr. Woodward has agreed to twenty-four (24) month post-employment non-competition and non-solicitation covenants.

Effective October 11, 2011, the Company appointed Greg Risch as Vice President / Interim Chief Financial Officer.  Mr. Risch has served the Company in various capacities over the last 17 years, including as the Company’s Vice President and Chief Accounting Officer from January 2010 through October 2011, Director of Financial Planning and Reporting from January 2008 through December 2009, Assistant Controller from May 2005 to December 2007, Plant Controller from August 2001 through April 2005, General Accounting Manager from April 1999 through July 2001, and Accountant/Analyst from August 1994 through March 1999.  Mr. Risch received a Bachelor of Arts degree from Kentucky Wesleyan College and is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

/s/ STEPHEN A. MARTIN	Dated: October 17, 2011
Stephen A. Martin
Senior Vice President / General Counsel